EXHIBIT 99.1

KCAP Financial, Inc. Announces Second Quarter 2013 Financial Results

NEW YORK, Aug. 6, 2013 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) announced its second quarter 2013 financial results.

Financial Highlights

  Net investment income for the three months ended June 30, 2013 was approximately $6.6 million, or $0.20 per share (basic) and $0.20 per share (diluted).

  KCAP Financial declared a second quarter dividend of $0.28 per share.

  On June 18, 2013, KCAP completed the sale of notes in a $140 million debt securitization financing transaction, resulting in the addition of $105.25 million of attractively priced debt on the balance sheet.

  At June 30, 2013, the fair value of KCAP's investments totaled approximately $436.5 million.

  Net asset value per share of $8.24 as of June 30, 2013.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial, Inc., noted, "Second quarter was a challenging credit environment.  Notwithstanding the market, our asset manager affiliate Trimaran Advisors was able to launch a new CLO, and in June we completed an attractively priced debt securitization. Although, on a per share basis our net investment income was below target, this was the result of our strategic decision to slow down our investing activity in a very frothy credit environment, particularly during April and May.  We will continue to prudently allocate our capital as we see opportunities for future earnings and growth."

Operating Results

For the three months ended June 30, 2013, we reported total investment income of approximately $11.2 million, as compared to approximately $9.5 million, in the prior year period, an increase of 18%. Investment income from debt securities increased 12% to approximately $3.0 million from approximately $2.7 million. Dividends from investments in CLO fund securities decreased 11% from $5.5 million to $4.9 million, and dividends from our Asset Manager Affiliates increased 175% from $1.2 million to $3.3 million. The decrease in CLO dividends is attributable to the acceleration of pre-payments in existing CLO funds that are past their reinvestment period, while the increase in dividends from the Asset Manager Affiliates is attributable to greater assets under management and incentive fees.

For the three months ended June 30, 2013, total expenses were higher by approximately $1.2 million as compared to the same period in 2012. This is primarily attributed to the increase in interest expense related to the average outstanding principal balance on our borrowings, and an increase in professional and administrative fees.

Net investment income for the second quarter of 2013 and 2012 was approximately $6.6 million and $6.0 million, or $0.20 and $0.23 per share, respectively. Net realized and unrealized appreciation on investments for the second quarter of 2013 was approximately $2.0 million, as compared to net realized and unrealized depreciation on investments of $4.4 million in 2012.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $436.5 million as of June 30, 2013.

The composition of our investment portfolio at June 30, 2013 and December 31, 2012 at cost and fair value was as follows:

	June 30, 2013 (unaudited)			December 31, 2012
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$ --	$ --	-- %	$1,942,834	$1,942,834	1%
Money Market Account	67,494,608	67,494,608	25	30,543,824	30,543,824	15
Senior Secured Loan	143,450,925	136,475,845	50	67,874,565	60,258,885	29
Junior Secured Loan	51,226,118	38,393,950	14	49,646,273	33,486,956	17
First Lien Bond	2,932,604	2,550,300	1	2,928,762	3,000,000	1
Senior Subordinated Bond	2,838,822	2,017,899	1	2,729,088	2,735,881	1
Senior Unsecured Bond	10,812,702	11,293,900	4	10,798,463	11,185,000	5
CLO Fund Securities	97,909,419	81,484,885	30	90,146,410	83,257,507	40
Equity Securities	18,841,238	9,485,307	3	18,375,588	8,020,716	4
Preferred Stock	400,000	1,000	--	400,000	371,160	--
Asset Manager Affiliates	83,234,131	87,300,000	32	83,161,529	77,242,000	37

Total	$479,140,566	$436,497,694	160%	$358,547,336	$312,044,763	150%

¹ Calculated as a percentage of net asset value.

At June 30, 2013, our portfolio consisted of investments in 83 companies. At fair value, 62% of our portfolio consisted of debt investments (loans, bonds and collateralized loan obligation funds), of which 50% were first lien debt, 20% were junior loans, and 30% were CLO securities.

Liquidity and Capital Resources

As of June 30, 2013, we had unrestricted cash and money market of approximately $75.2 million, total assets of approximately $541.5 million and stockholders' equity of approximately $274.3 million. Our net asset value per common share was $8.24.  As of June 30, 2013, we had $197.7 million of outstanding borrowings at a weighted average interest rate of approximately 5.2%.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Dividend

Generally, we seek to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by our investment portfolio and any distributions from our asset manager affiliates (Trimaran Advisors and Katonah Debt Advisors). We announced a regular quarterly dividend of $0.28 per share for the quarter ended June 30, 2013. The record date for this dividend was July 5, 2013 and the dividend was paid on July 26, 2013. Tax characteristics of all dividends will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

We have adopted a dividend reinvestment plan that provides for reinvestment of dividends in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

We will hold a conference call on Tuesday, August 6, 2013 at 4:30 p.m. Eastern Daylight Time to discuss our second quarter 2013 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Daylight Time for approximately 90 days.

A replay of this conference call will be available from 7:30 p.m. on August 06, 2013 until 11:59 p.m. on August 13, 2013. The dial in number for the replay is (800) 585-8367 and the conference ID is 27511816.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Katonah Debt Advisors, L.L.C. and Trimaran Advisors, L.L.C., manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP FINANCIAL, INC.
BALANCE SHEETS

	As of June 30, 2013	As of December 31, 2012
	(unaudited)
ASSETS
Investments at fair value:
Time deposits (cost: 2013 -- $0; 2012 -- $1,942,834)	$—	$1,942,834
Money market account (cost: 2013 -- $67,494,608; 2012 -- $30,543,824)	67,494,608	30,543,824
Debt securities (cost: 2013 -- $211,661,173; 2012 -- $134,377,151)	190,732,894	111,037,882
CLO Fund securities managed by non-affiliates (cost: 2013 -- $9,733,633; 2012 -- $10,487,023)	1,784,300	3,725,924
CLO Fund securities managed by affiliates (cost: 2013 -- $88,175,787; 2012 -- $79,659,387)	79,700,585	79,531,583
Equity securities (cost: 2013 -- $18,841,238; 2012 -- $18,375,587)	9,485,307	8,020,716
Asset manager affiliates (cost: 2013 -- $83,234,131; 2012 -- $83,161,529)	87,300,000	77,242,000
Total Investments at fair value (cost: 2013 -- $479,140,566; 2012 -- $358,547,336)	436,497,694	312,044,763
Cash	7,669,782	738,756
Restricted cash	78,985,473	—
Interest receivable	1,164,144	697,349
Receivable for open trades	3,515,052	—
Accounts receivable	3,302,142	2,210,869
Other assets	10,364,201	3,568,736

Total assets	$541,498,488	$319,260,473

LIABILITIES
Convertible Notes	$51,008,000	$60,000,000
Retail Notes	41,400,000	41,400,000
Payable for open trades	66,840,035	—
Notes payable - KCAP Senior Funding I, LLC	105,250,000	—
Accounts payable and accrued expenses	2,692,613	2,581,432
Dividend payable	—	7,403,382

Total liabilities	$267,190,648	$111,384,814

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 33,298,674 and 26,470,408 common shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	$330,207	$264,382
Capital in excess of par value	370,441,874	310,566,503
Accumulated undistributed net investment income	4,380,234	103,484
Accumulated net realized losses	(57,680,841)	(56,035,375)
Net unrealized depreciation on investments	(43,163,634)	(47,023,335)

Total stockholders' equity	$274,307,840	$207,875,659

Total liabilities and stockholders' equity	$541,498,538	$319,260,473

NET ASSET VALUE PER COMMON SHARE	$8.24	$7.85

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Investment Income:
Interest from investments in debt securities	$2,997,246	$2,671,291	$5,475,265	$5,172,904
Interest from cash and time deposits	3,026	845	7,738	3,408
Dividends from investments in CLO Fund securities managed by non-affiliates	323,790	458,538	747,664	877,703
Dividends from investments in CLO Fund securities managed by affiliates	4,557,531	5,028,886	10,038,183	8,642,525
Dividends from affiliate asset managers	3,300,000	1,200,000	6,300,000	2,025,000
Capital structuring service fees	52,753	122,044	59,326	161,605

Total investment income	11,234,346	9,481,604	22,628,176	16,883,145

Expenses:
Interest and amortization of debt issuance costs	2,250,063	1,646,352	4,510,309	3,088,638
Compensation	1,110,409	1,073,975	2,020,122	2,021,710
Professional fees	652,644	245,671	1,294,971	1,162,331
Insurance	126,632	142,676	255,348	272,280
Administrative and other	513,085	369,109	1,019,556	695,085

Total expenses	4,652,833	3,477,783	9,100,306	7,240,044

Net Investment Income	6,581,513	6,003,821	13,527,870	9,643,101
Realized And Unrealized Gains (Losses) On Investments:
Net realized gains (losses) from investment transactions	(1,562,529)	1,688	(1,645,466)	304,421
Net change in unrealized appreciation (depreciation) on:
Debt securities	124,466	(3,915,572)	2,410,992	(4,998,267)
Equity securities	1,064,379	997,361	998,942	1,678,347
CLO Fund securities managed by affiliates	(3,768,238)	264,851	(8,347,397)	2,631,727
CLO Fund securities managed by non-affiliates	(820,826)	(38,767)	(1,188,235)	(65,611)
Affiliate asset manager investments	6,910,060	(1,695,927)	9,985,399	(6,999,609)

Total net change in unrealized appreciation (depreciation)	3,509,841	(4,388,054)	3,859,701	(7,753,413)

Net realized and unrealized appreciation (depreciation) on investments	1,947,312	(4,386,366)	2,214,235	(7,448,992)

Net Increase In Net Assets Resulting From Operations	$8,528,825	$1,617,455	$15,742,105	$2,194,109

Net Increase In Net Assets Resulting from Operations per Common Share:
Basic:	$0.26	$0.06	$0.51	$0.09
Diluted:	$0.25	$0.06	$0.48	$0.09
Net Investment Income Per Common Share:
Basic:	$0.20	$0.23	$0.43	$0.38
Diluted:	$0.20	$0.23	$0.42	$0.38

Weighted Average Shares of Common Stock Outstanding—Basic	33,040,155	26,633,122	31,163,596	25,451,974
Weighted Average Shares of Common Stock Outstanding—Diluted	39,372,311	26,642,088	37,495,139	25,462,443

See accompanying notes to financial statements.
CONTACT: KCAP Financial, Inc.
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kcapfinancial.com